UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

April 26, 2011

Date of Report (Date of earliest event reported)

VIST FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Pennsylvania	0-14555	23-2354007
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

1240 Broadcasting Road, Wyomissing, Pennsylvania	19610
(Address of principal executive offices)	(Zip Code)

(610) 208-0966

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07               Submission of Matters to a Vote of Security Holders.

On April 26, 2011, VIST Financial Corp. (the “Company”) held its 2011 Annual Meeting of Shareholders (the “Annual Meeting”) for which the Board of Directors solicited proxies.  At the Annual Meeting, the shareholders of the Company voted on the following proposals as set forth in the Company’s Proxy Statement dated March 26, 2011.

The proposals voted on and approved or disapproved by the shareholders of the Company at the Annual Meeting were as follows:

Proposal No. 1.  The Company’s shareholders elected four individuals to the Company’s Board of Directors, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Patrick J. Callahan	3,020,975	231,778	1,355,006
Robert D. Davis	3,045,034	207,719	1,355,006
Charles J. Hopkins	3,100,914	151,839	1,355,006
Michael O’Donoghue	3,010,201	242,552	1,355,006

Proposal No. 2.  The Company’s shareholders approved (in a non-binding vote) the compensation of the Company’s executive officers, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,033,521	186,145	33,087	1,355,006

Proposal No. 3.  The Company’s shareholders ratified the appointment of Grant Thornton LLP as the independent registered public accounting firm for the year ending December 31, 2011, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
4,548,767	48,746	10,246	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIST FINANCIAL CORP.

Dated: April 28, 2011

	By:	/s/ Edward C. Barrett
Edward C. Barrett
Executive Vice President and Chief Financial Officer